Cookson Group plc

Form of Proxy
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For use at the Extraordinary General Meeting (the “Meeting”) to be held at the offices of Shearman & Sterling (London) LLP, Broadgate West, 9 Appold Street, London EC2A 2AP on Thursday 12 January 2006 at 11.00 am

I/We being a holder/holders of ordinary shares of Cookson Group plc and entitled to vote at the Meeting hereby appoint the Chairman of the Meeting or (see note 4)

as my/our proxy to attend and, on a poll, to vote for me/us and on my/our behalf at the Meeting to be held at 11.00 am on Thursday 12 January 2006 and at any adjournment thereof. This form of proxy is to vote on the resolutions listed below. Please indicate with a mark “X” in each case how you wish the proxy to vote on your behalf. In the absence of any such indication, and in relation to any other business arising at the Meeting, the proxy will vote or abstain at his or her discretion.

		FOR	AGAINST	ABSTAIN

1.	To approve the amendments to the Articles of Association described in Part 1 of the shareholder circular.	☐	☐	☐

2.	To approve the reduction of the Company’s issued share capital by cancelling and extinguishing the deferred shares of 49 pence each.	☐	☐	☐

3.	To approve the reduction of the Company’s authorised share capital by cancelling and extinguishing 6 ordinary shares of 1 pence each.	☐	☐	☐

4.	To approve the cancellation of the Company’s share premium account.	☐	☐	☐

Please see Notes on completion and use.

Dated	Signature

+	1128-011-0	+

Please ensure when posting this proxy card that both admittance card and proxy notes are detached and retained for your use.

Cookson Group plc

Shareholder Admission Card

Extraordinary General Meeting of the Company to be held at the offices of Shearman & Sterling (London) LLP, Broadgate West, 9 Appold Street, London EC2A 2AP on Thursday, 12 January 2006 at 11.00 am

Account Number

Form of Proxy – Notes on completion and use

1.	Full details of the resolutions to be proposed at the Meeting, with explanatory notes, are set out in the Notice of Meeting.

2.	The “Abstain” option is provided to enable you to abstain on any particular resolution, however it should be noted that an abstention is not a vote in law and will not be counted in the proportion of votes “For” and “Against” a resolution.

3.	Only holders of Ordinary Shares, or their duly appointed representatives, are entitled to attend and vote at the Meeting. A member so entitled may appoint (a) proxy(ies), who need not be (a) member(s), to attend and vote on his/her behalf. A proxy may not speak at the Meeting, except with the permission of the Chairman of the Meeting.

4.	If you wish to appoint a proxy other than the Chairman of the Meeting please insert his/her name in the space provided, delete the words “Chairman of the Meeting or” and initial the alteration. A proxy need not be a member of the Company.

5.	This Form of Proxy, together with any power of attorney or other authority (if any) under which it is signed (or a notarially certified copy of such authority), should reach the offices of the Registrar of the Company not less than 48 hours before the time for holding the Meeting or adjourned Meeting or (in the case of a poll taken otherwise than at or on the same day as the Meeting or adjourned Meeting) for the taking of the poll at which it is to be used.

6.	In the case of a corporation, the form must be under seal or under the hand of a duly authorised officer of the corporation.

7.	In the case of joint holders, only one need sign this Form of Proxy, but if more than one votes, the vote of the senior holder who tenders a vote will be accepted to the exclusion of the other joint holders. For this purpose, seniority will be determined by the order in which the names stand in the register of members in respect of the joint holding.

8.	The completion and return of this Form of Proxy will not preclude you from attending and voting at the Meeting should you subsequently decide to do so.

9.	CREST participants may lodge their proxy appointments via CREST. Please refer to Note 3 on pages 11 and 12 of the Notice of Meeting.

10.	Any alterations to the Form of Proxy must be initialled.

Cookson Group plc

Shareholder admittance card

Extraordinary General Meeting of the Company to be held at the offices of Shearman & Sterling (London) LLP, Broadgate West, 9 Appold Street, London EC2A 2AP on Thursday, 12 January 2006 at 11.00 am

Attendance at the meeting – Admittance Card

If you intend to be present at the Meeting please sign this card and present it at the Registration Desk on arrival in order to assist admittance procedures. If you appoint a proxy it is not necessary to hand this card to your proxy.

The Registration Desk will exchange this card for a voting pass.

Dated	Signature

A map showing the location of Shearman & Sterling (London) LLP is included with these documents.

The nearest tube stations to the offices of Shearman & Sterling are Liverpool Street and Moorgate. Car parking is available in Brushfield Street.

RESPONSE LICENCE No. SEA7150